Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: FD Evan Smith / Theresa Kelleher (212) 850-5600 wst@fd.com

WEST PHARMACEUTICAL SERVICES TO PRESENT AT THE 2009 UBS GLOBAL SPECIALTY PHARMACEUTICALS CONFERENCE

LIONVILLE, PA, May 29, 2009 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced that Donald E. Morel, Jr., Ph.D, Chairman and Chief Executive Officer, and William Federici, Chief Financial Officer, will be presenting at the 2009 UBS Global Specialty Pharmaceuticals Conference at 9:00 am GMT on Wednesday, June 3, 2009 in London, England.

A copy of the corporate presentation document will be posted on the investor link of the Company’s website at www.westpharma.com.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West Pharmaceutical Services supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.